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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125258) pertaining to the SSA Global Technologies, Inc. 2003 Equity Incentive Plan of our report dated March 9, 2005 with respect to the financial statements of Epiphany, Inc. for the years ended December 31, 2004 and 2003, included in this Current Report on Form 8-K/A of SSA Global Technologies, Inc.

/s/ Ernst & Young

San Francisco, California
November 15, 2005

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  EXHIBIT 23.1